Exhibit 99.1

FOR IMMEDIATE RELEASE

VITACUBE SYSTEMS HOLDINGS ENGAGES
ELITE FINANCIAL COMMUNICATIONS GROUP

Company to Launch Comprehensive Market Awareness Campaign Immediately

Denver, CO—(PRIME ZONE)—September 7, 2005 — VitaCube Systems Holdings, Inc. (AMEX:PRH), a provider of nutritional foods, beverages and supplements, today announced that it has engaged Elite Financial Communications Group, LLC, a full service, pro-active financial communications, investor relations and strategic resourcing firm, to manage all aspects of its new investor and media relations outreach and communications programs.

Dodi Handy, President and CEO of Elite, stated, “It only takes spending a few minutes with VitaCube’s management team to ‘catch the fever’ responsible for driving this ambitious, highly charged and goal-oriented company.  Elite is pleased to have been chosen to partner with VitaCube and looks forward to playing a meaningful role in fostering broad awareness and market support for the Company’s exciting growth initiatives.”

Elite will work closely with VitaCube’s executive management team to develop a comprehensive corporate message that will most pro-actively leverage this team’s strategic vision, operational and financial performance and ongoing business expertise. In addition, Elite will assist in the development of customized, high-quality, high-impact and fully integrated media communications programs designed to increase consumer, industry and investor awareness of the Company’s compelling growth strategies.

“In consideration of a number of developments underway at VitaCube, we felt that it was necessary to align with a professional communications firm with deep and proven resources, relationships and capabilities.  We will rely heavily on Dodi Handy, President and CEO of Elite and her talented team to aid us in educating existing and prospective shareholders, investment professionals and members of the press – particularly as we progress with executing our exciting business plan and achieving each important milestone,” noted Earnest Mathis, Chairman and CEO of VitaCube.

About Elite Financial Communications Group, LLC

Headquartered in Lake Mary, Florida, Elite Financial Communications Group combines diverse expertise, influence, talent and capabilities to achieve quantifiable results for both publicly traded and privately held companies.  Established in December 2001 by a partnership group composed of highly reputable financial, marketing and business experts, Elite is rapidly earning international distinction for challenging industry convention and for taking the lead in establishing best practices for proactive financial communications, investor relations and strategic resourcing.  For more information on Elite, please visit www.efcg.net.

About VitaCube Systems Holdings, Inc.

VitaCube Systems Holdings, Inc. (V3S) is a provider of nutritional foods and beverages designed to help enhance physical health and overall performance.  V3S has developed a comprehensive line of nutritional supplements and functional foods designed in systems that are easy to take, simple to understand, and conveniently fit within a lifestyle.  V3S’s commitment to quality, science, and research has earned them a loyal following of over 350 world-class athletes, such as 5-Time Cy Young Award Winner, Randy Johnson, Super Bowl Champions Mike Alstott and Lawyer Milloy, Olympic Medalists Briana Scurry and Caroline Lalive, Stanley Cup Winner Blake Sloan and PGA Tour Professional, Tom Pernice, Jr.  V3S products are only available through independent distributors located throughout the nation.  For more information about VitaCube, please visit the following website www.v3s.com.

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Company Contacts:	VitaCube Systems Holdings, Inc.	Elite Financial Communications Group, LLC
	Earnest Mathis, CEO	Dodi Handy, President and CEO
	(303) 316-8577, x228	405-585-1080
	emathis@v3s.com	prh@efcg.net

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including prospects for VitaCube’s distribution network. Actual results may differ from those discussed in such forward-looking statements. These forward looking statements include risks and uncertainties that include the Company’s ability to attract and retain distributors; changes in demand for the Company’s products; changes in the level of operating expenses; changes in general economic conditions that impact consumer behavior and spending; product supply; the availability, amount, and cost of capital for the Company; and the Company’s use of such capital. More information about factors that potentially could affect the Company’s financial results is included in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-KSB for the year ended December 31, 2004 and all subsequent filings.

Certain statements in this release regarding the Company’s agreements are in accordance with the guidelines established by the Federal Trade Commission for endorsements in advertising.